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                                                                    Exhibit 2(g)

                            INVESTMENT MANAGEMENT AND
                             ADMINISTRATION CONTRACT

     Contract made as of February 8, 2001, between MANAGED HIGH YIELD PLUS FUND INC., a Maryland corporation ("Fund"), and MITCHELL HUTCHINS ASSET MANAGEMENT INC. ("Mitchell Hutchins"), a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"), and as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act").

     WHEREAS the Fund is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a closed-end, diversified management investment company, and has registered shares of its common stock ("Shares") for sale to the public under the Securities Act of 1933, as amended ("1933 Act"); and

     WHEREAS the Fund desires and intends to have one or more investment advisers ("Sub-Advisers") provide investment advisory and portfolio management services to the Fund; and

     WHEREAS the Fund desires to retain Mitchell Hutchins as investment manager and administrator to furnish certain administrative and portfolio management services to the Fund, and Mitchell Hutchins is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. APPOINTMENT. The Fund hereby appoints Mitchell Hutchins as investment manager and administrator of the Fund for the period and on the terms set forth in this Contract. Mitchell Hutchins accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2.   DUTIES AS INVESTMENT MANAGER; APPOINTMENT OF SUB-ADVISERS

          (a) Subject to the oversight and direction of the Fund's Board of Directors ("Board"), Mitchell Hutchins will provide to the Fund investment management evaluation services principally by performing initial reviews of prospective Sub-Advisers for the Fund and overseeing and monitoring performance of the Sub-Advisers thereafter. Mitchell Hutchins agrees to report to the Fund the results of its evaluation, oversight and monitoring functions and to keep books and records of the Fund in connection therewith. Upon the request of the Board, Mitchell Hutchins will provide portfolio management services with respect to any portion of the Fund's assets for which no Sub-Adviser is responsible. Mitchell Hutchins further agrees to communicate performance expectations and evaluations to the Sub-Advisers, and to recommend to the Fund whether agreements with the Sub-Advisers should be renewed, modified or terminated.

          (b) Mitchell Hutchins is responsible for informing the Sub-Advisers of the investment objective(s), policies and restrictions of the Fund, for informing or

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ascertaining that it is aware of other legal and regulatory responsibilities applicable to the Sub-Advisers with respect to the Fund, and for monitoring the Sub-Advisers' discharge of their duties; but Mitchell Hutchins is not responsible for the specific actions (or inactions) of any Sub-Adviser in the performance of the duties assigned to it.

          (c) With respect to each Sub-Adviser for the Fund, Mitchell Hutchins shall enter into a contract ("Sub-Advisory Agreement") with the Sub-Adviser in substantially the form previously approved by the Board and shall seek approval of the Board or the Fund's shareholders in a manner consistent with the 1940 Act, the rules thereunder or any applicable exemptive order.

          (d) Mitchell Hutchins shall be responsible for the fees payable to and shall pay the Sub-Advisers of the Fund the fee as specified in the Sub-Advisory Agreement relating thereto.

          (e) In the event that the Board shall request that Mitchell Hutchins provide portfolio management services to the Fund, Mitchell Hutchins shall comply with this paragraph 2(e). Mitchell Hutchins agrees that in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that Mitchell Hutchins may, in its discretion, use brokers who provide the Fund with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Fund, and Mitchell Hutchins may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to Mitchell Hutchins' determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of Mitchell Hutchins to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be purchased from or sold to Mitchell Hutchins, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. Mitchell Hutchins may aggregate sales and purchase orders with respect to the assets of the Fund with similar orders being made simultaneously for other accounts advised by Mitchell Hutchins or its affiliates. Whenever Mitchell Hutchins simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by Mitchell Hutchins, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. The Fund recognizes that in some cases this procedure may adversely affect the results obtained for the Fund. In providing any portfolio management services, Mitchell Hutchins will oversee the maintenance of all books and records with respect to the securities transactions of the Fund, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Mitchell Hutchins hereby agrees that all records that it maintains for the Fund are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act and further agrees to surrender promptly to the Fund any records that it maintains for the Fund upon request by the Fund. In providing any portfolio management services, Mitchell Hutchins will oversee the computation of the net asset value and the net income of the Fund as described in the currently effective registration statement

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of the Fund under the 1940 Act and any amendments or supplements thereto
("Registration Statement") or as more frequently requested by the Board. The Fund hereby authorizes Mitchell Hutchins and any entity or persons associated with Mitchell Hutchins which is a member of a national securities exchange to effect any transaction on such exchange for the account of the Fund, which transaction is permitted by Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation by Mitchell Hutchins or any entity or persons associated with Mitchell Hutchins for such transactions.

     3. DUTIES AS ADMINISTRATOR. Mitchell Hutchins will administer the affairs of the Fund subject to the oversight and direction of the Board and the following understandings:

          (a) Mitchell Hutchins will supervise all aspects of the operations of the Fund, including oversight of transfer agency, custodial and accounting services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of any of its responsibilities with respect to the conduct of the affairs of the Fund.

          (b) Mitchell Hutchins will provide the Fund with such corporate, administrative and clerical personnel (including officers of the Fund) and services as are reasonably deemed necessary or advisable by the Board, including the maintenance of books and records of the Fund in connection with the administration of the Fund.

          (c) Mitchell Hutchins will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of the Fund's Registration Statement, proxy material, tax returns and required reports to the Fund's shareholders and the Securities and Exchange Commission ("Commission") and other appropriate federal or state regulatory authorities.

          (d) Mitchell Hutchins will provide the Fund with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

          (e) Mitchell Hutchins will provide the Board on a regular basis with economic and investment analyses and reports and make available to the Board upon request any economic, statistical and investment services normally available to institutional or other customers of Mitchell Hutchins.

     4. FURTHER DUTIES. In all matters relating to the performance of this Contract, Mitchell Hutchins will act in conformity with the Articles of Incorporation, By-Laws and the Registration Statement of the Fund and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the Advisers Act, and the rules under each, and all other applicable federal and state laws and regulations.

     5. SERVICES NOT EXCLUSIVE. The services furnished by Mitchell Hutchins hereunder are not to be deemed exclusive and Mitchell Hutchins shall be free to furnish similar services to others so long as its services under this Contract are not impaired

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thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Mitchell Hutchins, who may also be a director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     6.   EXPENSES.

          (a) During the term of this Contract, the Fund will bear all expenses, not specifically assumed by Mitchell Hutchins, incurred in its operations and the offering of its shares.

          (b) Expenses borne by the Fund will include but not be limited to the following (which shall be in addition to the fees payable to and expenses incurred on behalf of the Fund by Mitchell Hutchins under this contract): (i) the cost (including brokerage commissions) of securities purchased or sold by the Fund and any losses incurred in connection therewith; (ii) fees payable to and expenses incurred on behalf of the Fund by Mitchell Hutchins under this Contract; (iii) organizational and offering expenses of the Fund, whether or not advanced by Mitchell Hutchins; (iv) filing fees and expenses relating to the registration and qualification of the Fund's Shares under the federal and state securities laws; (v) fees and salaries payable to the Fund's directors and officers who are not interested persons of the Fund or Mitchell Hutchins; (vi) all expenses incurred in connection with the directors' services, including travel expenses; (vii) taxes (including any income or franchise taxes) and governmental fees; (viii) costs of any liability, uncollectible items of deposit and any other insurance and fidelity bonds; (ix) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Fund for violation of any law; (x) legal, accounting and auditing expenses, including legal fees of special counsel for those directors of the Fund who are not interested persons of the Fund; (xi) charges of custodians, transfer agents and other agents (including any lending agent); (xii) costs of preparing share certificates; (xiii) costs of setting in type, printing and mailing reports and proxy materials to shareholders; (xiv) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Fund is a party and the expenses the Fund may incur as a result of its legal obligation to provide indemnification to its officers, directors and agents) incurred by the Fund; (xv) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xvi) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xvii) the costs of investment company literature and other publications provided by the Fund to its directors and officers; (xviii) costs of mailing, stationery and communications equipment; (xix) charges and expenses of any outside pricing service used to value portfolio securities; (xx) interest on borrowings of the Fund; (xxi) fees and expenses of listing and maintaining any listing of the Fund's Shares on any national securities exchange; (xxii) expenses incident to any dividend reinvestment plan; and (xxiii) costs and expenses (including rating agency fees) associated with the issuance of any preferred stock.

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          (c)  The Fund may pay directly any expenses incurred by it in its normal operations and, if any such payment is consented to by Mitchell Hutchins and acknowledged as otherwise payable by Mitchell Hutchins pursuant to this Contract, the Fund may reduce the fee payable to Mitchell Hutchins pursuant to Paragraph 7 thereof by such amount. To the extent that such deductions exceed the fee payable to Mitchell Hutchins on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.

          (d) Mitchell Hutchins will assume the cost of any compensation for services provided to the Fund received by the officers of the Fund and by those directors who are interested persons of the Fund.

          (e) The payment or assumption by Mitchell Hutchins of any expenses of the Fund that Mitchell Hutchins is not required by this Contract to pay or assume shall not obligate Mitchell Hutchins to pay or assume the same or any similar expense of the Fund on any subsequent occasion.

     7.   COMPENSATION.

          (a) For the services provided and the expenses assumed pursuant to this Contract, the Fund will pay to Mitchell Hutchins a fee, computed weekly and paid monthly, at an annual rate of 0.70% of the Fund's average weekly total assets minus liabilities other than the Fund's aggregate indebtedness constituting leverage.

          (b) The fee shall be computed weekly and paid monthly to Mitchell Hutchins on or before the first business day of the next succeeding calendar month.

          (c) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective day to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

     8. LIMITATION OF LIABILITY OF MITCHELL HUTCHINS. Mitchell Hutchins and its officers, directors, employees and delegates, including any Sub-Adviser or sub-administrator to the Fund, shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any of its shareholders, in connection with the matters to which this Contract relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Any person, even though also an officer, director, employee, or agent of Mitchell Hutchins, who may be or become an officer, director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting with respect to any business of the Fund, to be rendering such service to or acting solely for the Fund and not as an officer, director, employee, or agent or one under the control or direction of Mitchell Hutchins even though paid by it.

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     9.   DURATION AND TERMINATION.

          (a) This Contract shall become effective upon the day and year first written above, provided that this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of those directors of the Fund who are not parties to this Contract or interested persons of any such party ("Independent Directors"), cast in person at a meeting called for the purpose of voting on such approval and (ii) by vote of a majority of the Fund's outstanding voting securities.

          (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the date first above written. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Directors of the Fund, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

          (c) Notwithstanding the foregoing, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on sixty days' written notice to Mitchell Hutchins and may be terminated by Mitchell Hutchins at any time, without the payment of any penalty, on sixty days' written notice to the Fund. Termination of this Contract shall in no way affect the continued validity of this Contract. This contract will terminate automatically in the event of its assignment.

     10. AMENDMENT OF THIS CONTRACT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this contract shall be effective until approved by vote of the Independent Directors or a majority of the Fund's outstanding voting securities.

     11. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

     12. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same

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meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this contract is relaxed by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.


                                            MANAGED HIGH YIELD PLUS FUND INC.

Attest:  /s/ Cristina Paradiso              By: Keith A. Weller
             -----------------                  ---------------
Name:                                       Name: Keith A. Weller
Title:                                            ---------------
                                            Title: Vice President and Assistant
                                                   ----------------------------
                                            Secretary
                                            ---------

                                            MITCHELL HUTCHINS ASSET
                                            MANAGEMENT INC.

Attest:  Cristina Paradiso                  By  Dianne O'Donnell
         -----------------                      ----------------
Name:                                       Name: Dianne O'Donnell
Title:                                      Title: Senior Vice President

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